UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On October 26, 2016, the company extended an offer to Mr. James Ketner for the position of interim Chairman of the Board, and Interim CEO. Mr. Ketner accepted this offer on October 27, 2016 and his position became effective immediately. Mr. Marioneaux will step down as the Company’s President and CEO also effective immediately.

The new Board of Directors and executive officer structure is as follows:

James Ketner – Interim Chairman/Interim CEO
LaNell Armour – Director/ Secretary/Treasurer
Trey Moore – Director
Lucien Marioneaux, Jr. – Director

Item 8.01 Other Events.

The company intends on filing with the Securities and Exchange Commission a preliminary proxy statement for the election of the Board of Directors. The company anticipates this filing to be made within the next two weeks, and will be informing shareholders of the date and place of the first annual shareholder meeting.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Exhibit
99.1	Acceptance Letter from James Ketner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2016

GALENFEHA, INC.

/s/ LaNell Armour
LaNell Armour
Secretary/Treasurer/Director